news release
www.embraer.com                                   EMBRAER LOGO [GRAPHIC OMITTED]




EMBRAER REPORTS THIRD QUARTER DELIVERIES AND TOTAL COMPANY BACKLOG

Sao Jose dos Campos, October 15, 2003 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE:
ERJ) today announced its total backlog and the third quarter 2003 deliveries for its Airline, Corporate and Defense markets.

The deliveries by segment were as follows:

Deliveries by Segment      3rd. Quarter         YTD
                               2003             2003
Airline Market
  ERJ 135                       4               13
  ERJ 140                       6               16
  ERJ 145                       7               35
Total Airline Market           17               64

Corporate Jet Market
  Legacy                        3                7
Total Corporate Jet Market      3                7

Total                          20               71

Embraer expects to deliver a total of 110 jets in 2003, reaching total deliveries of 39 jets in the fourth quarter. Such increase over the 3rd. quarter will result from stronger deliveries of Legacy's and ERJ 145's, in addition to the initial deliveries of EMBRAER 170's.

As of September 30, 2003, Embraer's firm order backlog, including airline, corporate and defense markets totaled US$ 10.4 billion. Backlog including options reached US$ 27.7 billion.

---------------------------------------------------------------------------------------------------------
Press             Headquarters                  North America            Europe, Middle East
Offices                                                                  and Africa
                  Rosana Dias:                  Doug Oliver:
                  rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
                  Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
                  Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0)1 49 38 44 55
                  Fax: +55 12 3927 2411         Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                         Fax: +33 (0)1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com    Catherine Fracchia
                                                Phone: +1 954 359 3432   cfracchia@embraer.fr
                                                Cell: +1 954 439 1830    Phone: +33 (0)1 49 38 45 30


news release
www.embraer.com                                   EMBRAER LOGO [GRAPHIC OMITTED]



Embraer's airline order book by product, on September 30, 2003 is as follows:

                      Firm                                            Firm Order
Product               Order          Options          Deliveries        Backlog

Airline Market

  ERJ 135              121              6                104               17
  ERJ 140               94             20                 74               20
  ERJ 145              665            465                509              156
  EMBRAER 170          120            128                 -               120
  EMBRAER 190          110            150                 -               110
  EMBRAER 195           15             30                 -                15
Total                 1.125           799                687              438


EMBRAER 170 On Track for Certification
--------------------------------------

The EMBRAER 170 certification campaign continues at full steam, following the company's definition of November 2003 as the certification date for the model. The EMBRAER 175 successfully performed its maiden flight on June 14th and certification is due on the 2nd Quarter 2004. The EMBRAER 190 certification program is scheduled for the 3rd Quarter 2005, followed by the EMBRAER 195 certification on the 2nd Quarter 2006.

Embraer Image Gallery
---------------------

Now you can download images of Embraer products in different resolutions, acessing directly the Embraer Image Gallery at http://www.embraer.com.

Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is a major aerospace company with 34 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, and offices and customer service bases in Australia, China, France, Singapore and the United States, the Company, as of the end of the 3rd Quarter 2003, has a total workforce of 12,607 people. Embraer is among Brazil's leading exporting companies. As of September 30, 2003 Embraer's firm order backlog totaled US$ 10.4 billion.



-------------------------------------------------------------------------------------------------------
Press             Headquarters                  North America            Europe, Middle East
Offices                                                                  and Africa
                  Rosana Dias:                  Doug Oliver:
                  rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
                  Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
                  Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0)1 49 38 44 55
                  Fax: +55 12 3927 2411         Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                         Fax: +33 (0)1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com    Catherine Fracchia
                                                Phone: +1 954 359 3432   cfracchia@embraer.fr
                                                Cell: +1 954 439 1830    Phone: +33 (0)1 49 38 45 30


news release
www.embraer.com                                   EMBRAER LOGO [GRAPHIC OMITTED]


IR Contacts
-----------


Anna Cecilia Bettencourt
Milene Petrelluzzi
Paulo Ferreira
Phone: 55 (12) 3927 1216
Fax 55 (12) 3922 6070
e-mail: investor.relations@embraer.com.br

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations.The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.



-------------------------------------------------------------------------------------------------------
Press             Headquarters                  North America            Europe, Middle East
Offices                                                                  and Africa
                  Rosana Dias:                  Doug Oliver:
                  rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
                  Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
                  Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0)1 49 38 44 55
                  Fax: +55 12 3927 2411         Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                         Fax: +33 (0)1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com    Catherine Fracchia
                                                Phone: +1 954 359 3432   cfracchia@embraer.fr
                                                Cell: +1 954 439 1830    Phone: +33 (0)1 49 38 45 30


news release
www.embraer.com                                   EMBRAER LOGO [GRAPHIC OMITTED]



Attachment

                               FIRM ORDER BACKLOG
                                 AIRLINE MARKET
                               September 30, 2003

- ERJ 135:

Client                   Country       Firm Order  Deliveries   Firm Order
                                                                  Backlog

American Eagle           USA               40          40            0
British Midland          UK                 4           2            2
City Air                 Sweden             2           2            0
Express Jet              USA               30          30            0
Pan Europeenne           France             1           1            0
Proteus                  France             6           6            0
Regional Airlines        France             3           3            0
Regional Air Lines       Morocco            0           0            0
SA Airlink               South Africa      20           5           15
Republic (Wexford)       USA               15          15            0
TOTAL                                     121         104           17


- ERJ 140:

Client                   Country       Firm Order  Deliveries   Firm Order
                                                                  Backlog

American Eagle           USA               59          59            0
Midwest                  USA               20           0           20
Republic (Wexford)       USA               15          15            0
TOTAL                                      94          74           20

-------------------------------------------------------------------------------------------------------
Press             Headquarters                  North America            Europe, Middle East
Offices                                                                  and Africa
                  Rosana Dias:                  Doug Oliver:
                  rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
                  Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
                  Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0)1 49 38 44 55
                  Fax: +55 12 3927 2411         Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                         Fax: +33 (0)1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com    Catherine Fracchia
                                                Phone: +1 954 359 3432   cfracchia@embraer.fr
                                                Cell: +1 954 439 1830    Phone: +33 (0)1 49 38 45 30


news release
www.embraer.com                                   EMBRAER LOGO [GRAPHIC OMITTED]


- ERJ 145:


Client                   Country       Firm Order  Deliveries   Firm Order
                                                                  Backlog

Air Caraibes             Guadeloupe        2           2             0
Alitalia                 Italy            14          13             1
American Eagle           USA             136          56            80
Axon Airlines            Greece            3           3             0
British Midland          UK               11           9             2
British Regional         UK               23          23             0
Brymon                   UK                7           7             0
Cirrus                   Germany           1           1             0
ERA                      Spain             2           2             0
Express Jet              USA             245         189            56
GECAS                    USA               2           2             0
KLM Exel                 Holland           2           2             0
LOT                      Poland           14          14             0
Luxair                   Luxembourg        9           9             0
Mesa                     USA              36          32             4
Portugalia               Portugal          8           8             0
Proteus                  France           18          13             5
Regional Airlines        France           17          14             3
Rheintalflug             Austria           3           3             0
Rio-Sul                  Brazil           16          16             0
Sichuan Airlines         China             5           5             0
Skyways AB               Sweden            4           4             0
SWISS                    Switzerland      25          25             0
Trans States             USA              15          12             3
US Airways               USA               0           0             0
Republic (Wexford)       USA              47          45             2
Total                                    665         509           156

(1) American Eagle converted 80 firm order and 25 options for ERJ 140s into ERJ 145s.


-------------------------------------------------------------------------------------------------------
Press             Headquarters                  North America            Europe, Middle East
Offices                                                                  and Africa
                  Rosana Dias:                  Doug Oliver:
                  rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
                  Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
                  Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0)1 49 38 44 55
                  Fax: +55 12 3927 2411         Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                         Fax: +33 (0)1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com    Catherine Fracchia
                                                Phone: +1 954 359 3432   cfracchia@embraer.fr
                                                Cell: +1 954 439 1830    Phone: +33 (0)1 49 38 45 30


news release
www.embraer.com                                   EMBRAER LOGO [GRAPHIC OMITTED]




EMBRAER 170

Client                   Country       Firm Order  Deliveries   Firm Order
                                                                  Backlog

Aircaraibes              Guadeloupe        2           0             2
Alitalia                 Italy             6           0             6
Cirrus                   Germany           1           0             1
GECAS                    USA               5           0             5
LOT                      Poland            6           0             6
SWISS                    Switzerland      15           0            15
US Airways               USA              85           0            85
Total                                    120           0           120

EMBRAER 190:

Client                   Country       Firm Order  Deliveries   Firm Order
                                                                  Backlog

Jet Blue                 USA             100           0           100
Undisclosed                               10           0            10
Total                                    110           0           110

EMBRAER 195

Client                   Country       Firm Order  Deliveries   Firm Order
                                                                  Backlog

SWISS                    Switzerland      15           0            15
Total                                     15           0            15





-------------------------------------------------------------------------------------------------------
Press             Headquarters                  North America            Europe, Middle East
Offices                                                                  and Africa
                  Rosana Dias:                  Doug Oliver:
                  rosana.dias@embraer.com.br    doliver@embraer.com      Stephane Guilbaud:
                  Cell: +55 12 9724-4929        Phone: +1 954 359 3414   sguilbaud@embraer.fr
                  Phone: +55 12 3927 1311       Cell: +1 954 232 9560    Phone: + 33 (0)1 49 38 44 55
                  Fax: +55 12 3927 2411         Fax: +1 954 359 4755     Cell. +33 (0) 6 75 22 85 19
                                                                         Fax: +33 (0)1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com    Catherine Fracchia
                                                Phone: +1 954 359 3432   cfracchia@embraer.fr
                                                Cell: +1 954 439 1830    Phone: +33 (0)1 49 38 45 30
